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                                                                   EXHIBIT 10.61

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                               October 26, 2000

Mr. John La Valle
1171 Westbend Road
Westlake Village, CA 91362

Dear John:

     Based upon our mutual desire to part company amicably, this is to confirm our mutual agreement as follows:

     1. The Company agrees to accept your resignation from the offices of Executive Vice President and Chief Financial Officer at the Company and from your role as a member of the board of directors and chief financial officer of EncrypTix, Inc. The resignations shall be effective October 6, 2000.

     2. Upon receipt of this letter signed and dated by you, the Company agrees to:

         (a) Pay you a lump sum amount of $100,000, less all appropriate withholding taxes. This amount will be wired to you in immediately available funds to an account of your specification.

         (b) Allow you to keep the laptop computer and Palm Pilot provided to you by the Company for your personal use.

         (c) Pay you for any accrued and unused vacation and reimburse you for any unpaid expenses incurred by you.

         (d) Extend the exercisability of any stock options for which you were vested as of October 6, 2000 until April 6, 2001.

     3. You acknowledge that by payment of the amounts set forth above, you will receive all money and other benefits due you as a result of your employment with and discontinuation of your executive role with the Company.

     4. You fully release and discharge the Company, all affiliated corporations, past and present officers, directors, employees, agents and representatives, and each of them of and from, without limitation, any and all rights, claims, liabilities, losses or expenses of any kind whether arising out of, from, or related to your employment relationship with the Company, your resignation thereof, or arising
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out of any other matter between you and the Company, and specifically including any claim of age discrimination under the Age Discrimination in Employment Act, as amended, and the California Fair Employment & Housing Act. The Company agrees to release and discharge you from, without limitation, any and all rights, claims, liabilities, losses or expenses of any kind whether arising out of, from, or related to your employment relationship with the Company, your resignation thereof, or arising out of any other matter between you and the Company. This agreement does not alter the extent to which you are entitled to indemnification pursuant to the Company's Certificate of Incorporation and Bylaws, Section 2802 of the California Labor Code and any other provision of Delaware or California law.

     5. Each party understands and agrees that the claims released hereby are intended to and do include any and all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, which each party has or may have against the other and each party hereby waives any and all rights it may have or may have under Section 1542 of the California Civil Code. Section 1542 provides as follows:

               A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     6. The Company agrees not to directly or indirectly disparage you in any manner. You agree not to directly or indirectly disparage the Company, its officers or employees in any manner, or directly or indirectly solicit or attempt to solicit is employees or customers. In addition, you agree that you remain bound by the Confidential Information and Inventions Assignment Agreement that you signed on September 24, 1998. You also represent and warrant that you have complied with your obligations under that confidentiality agreement and that you will continue to comply with such obligations. Nothing contained in this paragraph shall prohibit you from complying with any subpoena, court order, deposition notice, or other legal process.
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     7.  You acknowledge that you have been advised to consult with an attorney before signing this agreement, and that you have voluntarily and knowingly executed this agreement and voluntarily and knowingly waived the statutory provisions described in Sections 8 and 9 below after having had the opportunity to consult with an attorney.

     8. You further acknowledge that you may consider the terms of this agreement for 21 days before signing it, and that you have been so advised. You agree to waive this right.

     9. For a period of seven days following your execution of this agreement, you may revoke the agreement, and the agreement shall not become effective or enforceable until the revocation period has expired. You agree to waive this right.

     10. This letter constitutes the entire agreement between you and the Company concerning the terms of your employment severance and the compensation related thereto. No amendments to this agreement will be valid unless written and signed by you and an officer of the Company.

     I believe this letter fully describes our agreement, and if you are in accord, please sign and date below. We wish you the best in your future endeavors.

                                        Sincerely yours,




                                        /s/ MICHAEL ZUERCHER
                                        -------------------------------
                                        Michael Zuercher, Secretary


     I agree to and accept the
     terms of this letter.


     John W. La Valle                       26 October, 2000
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     John W. La Valle                          Date